Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434                                                                     TEL. 978/289-1500                                           www.drc.com

DRC Reports First Quarter 2012 Results

Andover, Mass. – April 24, 2012 – Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, science and information technology services and solutions to federal and state governments, today announced operating results for the first quarter of 2012.

Financial Results

The Company reported net income of $1.8 million, or $0.17 per diluted share, for the first quarter of 2012, compared with $2.7 million, or $0.27 per diluted share, for the first quarter of 2011. Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the first quarter of 2012 was $7.9 million, or 9.2 percent of revenue, up 29 percent from $6.1 million, or 8.7 percent of revenue, for the first quarter a year ago.

Revenue for the first quarter of 2012 was $85.9 million, up 24 percent from $69.5 million for the same period in 2011, reflecting the Company’s merger with High Performance Technologies, Inc. (“HPTi”) on June 30, 2011.

Net cash used in operating activities for the seasonally weak first quarter was $1.6 million, comparing favorably with $9.5 million used in the first quarter of 2011, reflecting improved working capital management.

Business Highlights

“Operating results for the first quarter were in line with expectations and reflected solid EBITDA and cash flow performance for the first quarter, typically the lowest quarter of the year for earnings and cash flow.  Earnings for the quarter, however, were lower than the same period a year ago, primarily due to higher amortization and interest expense resulting from the HPTi merger,” said Jim Regan, DRC’s chairman and chief executive officer.

“Continuing deferral of procurement decisions and program cuts, together with intensified price competition, have caused us to further reduce our expectations for 2012.  Notwithstanding these challenges, we possess an array of highly differentiated capabilities in areas such as cloud and mobile computing, cyber security, health informatics, data analytics and business transformation.  We are confident that this expertise, along with strong positions in growth segments of the federal market and a broad portfolio of contract vehicles, will provide a solid foundation for growth as federal budget challenges stabilize and demand increases for the services DRC provides.  This expectation is supported by a qualified pipeline which now totals $852 million, including $309 million in bids submitted and awaiting award.”

Company Guidance

The Company's estimate for revenue for 2012 is in the range of $328 to $336 million. Regarding earnings from continuing operations for 2012, the Company anticipates results to be in the range of $0.68 to $0.76 per diluted share.  For the second quarter of 2012, the Company anticipates revenue in the range of $81 to $84 million and earnings from continuing operations per diluted share of $0.14 to $0.16.  EBITDA is estimated to be in the range of $31 to $33 million for 2012.

Conference Call

The Company will conduct a first quarter 2012 conference call on Wednesday, April 25, 2012 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-585-8367, passcode #68573207, beginning at 1:00 p.m. ET April 25, 2012.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company assumes no obligation to update any forward-looking information.

Non-GAAP Financial Information

DRC discloses earnings before interest, taxes, depreciation and amortization, which is not recognized measures under GAAP.  We have provided a reconciliation of EBITDA, adjusted to conform to the definition used in our loan agreements, in Attachment IV of this announcement.  When evaluating DRC’s financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures.  DRC presents this financial measure because the Company believes it provides investors with important supplemental information to assist them in assessing DRC’s financial results.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenue	$85,869	$69,524
Cost of revenue	72,273	58,760
Gross profit	13,596	10,764

Selling, general and administrative expenses	6,891	5,669
Amortization of intangible assets	1,031	374
Operating income	5,674	4,721
Interest expense, net	(2,779)	(252)
Other income, net	135	96
Income from continuing operations before provision for income taxes	3,030	4,565
Provision for income taxes	1,239	1,857
Net income	$1,791	$2,708

Earnings per share:
Basic	$0.17	$0.27
Diluted	$0.17	$0.27

Weighted average shares outstanding:
Basic	10,419,343	9,973,442
Diluted	10,464,125	10,174,186

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$10	$3,908
Contract receivables, net	70,840	66,466
Prepaid expenses and other current assets	3,425	2,566
Total current assets	74,275	72,940
Noncurrent assets
Property and equipment, net	14,538	15,265
Goodwill	211,805	211,805
Intangible assets, net	17,710	18,741
Deferred tax asset	-	497
Other noncurrent assets	4,170	4,312
Total noncurrent assets	248,223	250,620
Total assets	$322,498	$323,560

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$13,063	$12,375
Accounts payable	28,639	24,504
Accrued compensation and employee benefits	19,507	24,902
Deferred tax liability	3,655	3,383
Other accrued expenses	6,836	8,556
Total current liabilities	71,700	73,720
Long-term liabilities
Long-term debt	102,215	102,453
Deferred tax liability	665	-
Other long-term liabilities	31,627	33,066
Total stockholders' equity	116,291	114,321
Total liabilities and stockholders' equity	$322,498	$323,560

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(Dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2012	2011
National defense and intelligence agencies	$50,525	$47,811
Homeland security	11,446	12,288
Federal civilian agencies	19,969	5,808
Total revenue from federal agencies	81,940	65,907
State and local government agencies	3,912	3,614
Other	17	3
Total revenue	$85,869	$69,524

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2012	2011
Fixed price, including service-type contracts	46%	49%
Time and materials	34	29
Cost reimbursable	20	22
	100%	100%

Prime contract	85%	74%
Sub-contract	15	26
	100%	100%

	Three Months Ended
	March 31,
	2012	2011
Net cash used in operating activities	$(1,620)	$(9,503)
Capital expenditures	$92	$320
Depreciation	$1,014	$865
Bookings	$58,335	$59,023

	March 31,	December 31,
	2012	2011
Total backlog	$717,358	$801,932
Funded backlog	$151,897	$183,336
Employees	1,461	1,534

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:

	Three Months Ended
	March 31,
	2012	2011
Net income	$1,791	$2,708
Add:
Interest expense, net	2,779	252
Provision for income taxes	1,239	1,857
Depreciation expense	1,014	865
Amortization expense	1,031	374
Share-based compensation	176	187
Less: amortization of deferred gain on sale of building	(169)	(169)
Adjusted EBITDA(1)	$7,861	$6,074
Adjusted EBITDA, as a percent of revenue	9.2%	8.7%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations.  We may have calculated EBITDA differently than it is calculated by other companies.

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications (for DRC)
Media:
Duyen "Jen" Truong
703.584.5645
duyent@aboutsage.com